DayStar Technologies Appoints Magnus Ryde Chief Executive Officer

Santa Clara, CA, February 16, 2010 - DayStar Technologies, Inc. (Nasdaq: DSTI), a developer of solar photovoltaic products based on CIGS thin-film deposition technology, today announced that Magnus Ryde has been appointed chief executive officer and director of the company's board of directors.

Mr. Ryde brings a wealth of experience to DayStar. He formerly served as President of TSMC-USA, Taiwan Semiconductor Manufacturing Company's United States' operations. He also held numerous senior executive positions during his 18 year tenure at KLA-Tencor, the world's leading supplier of process control and yield management solutions for the semiconductor and related industries, including Vice President of Worldwide Field Operations, manufacturing manager, product marketing manager, KLA Europe Director, and VP of Corporate Sales. He is a graduate of Linkoping University of Sweden and received his Industrial Engineering MS degree from Stanford University.

In welcoming Mr. Ryde to DayStar, DayStar chairman of the board, Mr. Peter Lacey said, "Magnus is an executive possessing a unique combination of skills and experiences that make him the ideal leader for DayStar as the company commercializes its CIGS PV modules. Magnus has extensive experience with world class semiconductor manufacturers and high technology companies."

"I am excited to lead DayStar through the next phase of growth as we commercialize our unique thin-film PV technology," said Mr. Ryde. "DayStar has a robust technology roadmap which calls for commercial CIGS PV modules with a conversion efficiency of greater than 13 percent and less than $0.85 cost per watt at full production scale. There is wide consensus that CIGS is the most promising photovoltaic thin-film platform. DayStar has demonstrated repeatable high efficiency CIGS with its one-step sputter deposition process and I am confident in our ability to scale this process and commercialize our product."

Mr. Ryde assumed his CEO duties at DayStar and joined the Board of Directors effective February 15, 2010. DayStar also announced that Mr. William Steckel resigned from his positions of CEO and CFO on February 15, 2010. Mr. Steckel will continue to serve on DayStar's board of directors. "On behalf of the DayStar board of directors, I'd like to thank Bill Steckel for his excellent service to the company and I look forward to his continued contributions as a director of DayStar," said DayStar chairman, Peter Lacey.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this release regarding DayStar's business that are not historical facts may be considered "forward-looking statements." The forward-looking statements in this news release, such as the statements regarding DayStar's technology roadmap and commercialization of DayStar's CIGS PV modules, are based on information available at the time the statements are made and/or management's belief as of that time with respect to future events and involve substantial risks and uncertainties that could cause actual results and outcomes to be materially different. Forward-looking statements are based on management's current preliminary expectations and are subject to risks and uncertainties, which may cause DayStar's results to differ materially and adversely from the statements contained herein. Some of the potential risks and uncertainties are detailed in DayStar's annual report on Form 10-K for the year ended December 31, 2008 and quarterly report on Form 10-Q for the quarter ended September 30, 2009, and other filings made with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. DayStar undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events.

Contact:

DayStar Technologies, Inc.

Patrick J. Forkin III

Sr. Vice President - Corporate Development

408.907.4633

investor@daystartech.com